EXHIBIT 21

DEERE & COMPANY

AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

As of October 31, 2006

Subsidiary companies of Deere & Company are listed below.  Except where otherwise indicated, 100 percent of the voting securities of the companies named is owned directly or indirectly by Deere & Company.

Name of subsidiary	Organized under the laws of
Subsidiaries included in consolidated financial statements *
Arrendadora John Deere S.A. de C.V.	Mexico
Banco John Deere S.A.	Brazil
Cameco do Brasil Comercial Ltda.	Brazil
Chamberlain Holdings Limited	Australia
Deere Capital, Inc.	Nevada
Deere Credit, Inc.	Delaware
Deere Credit Services, Inc.	Delaware
Deere Receivables Corporation	Nevada
Farm Plan Corporation	Delaware
FPC Financial fsb	Federal
FPC Receivables, Inc.	Nevada
GeoVantage, Inc.	Delaware
Industrias John Deere Argentina S.A.	Argentina
John Deere Agri Services, Inc.	Delaware
John Deere Agricultural Holdings, Inc.	Delaware
John Deere Bank, S.A.	Luxembourg
John Deere Brasil Ltda.	Brazil
John Deere Brasil Participacoes, Ltda.	Brazil
John Deere Capital Corporation	Delaware
John Deere Cash Management S.A.	Luxembourg
John Deere Central Services GmbH	Germany
John Deere Coffeyville Works, Inc.	Delaware
John Deere Commercial Worksite Products, Inc.	Tennessee
John Deere Construction & Forestry Co.	Delaware
John Deere Construction Holdings, Inc.	Delaware
John Deere Consumer Products, Inc.	Delaware
John Deere Credit Company	Delaware
John Deere Credit Inc.	Canada
John Deere Credit Limited	Australia
John Deere Credit Oy	Finland
John Deere-Distribuidora de Titulos e Valores Mobiliarios Ltda.	Brazil
John Deere Equipment Private Limited (98% owned)	India
John Deere Foreign Sales Corporation Limited	Jamaica
John Deere Forestry Group LLC	Illinois
John Deere Funding Corporation	Nevada
John Deere Iberica S.A.	Spain
John Deere India Private Limited	India
John Deere International GmbH	Switzerland

100

John Deere Jialian Harvester Company Ltd.	China
John Deere Landscapes, Inc.	Delaware
John Deere Lanz Verwaltungs A. G. (99.9% owned)	Germany
John Deere Lawn & Grounds Care Holdings, Inc.	Delaware
John Deere Leasing Company	Delaware
John Deere Limited	Australia
John Deere Limited	Canada
John Deere Limited (Scotland)	United Kingdom
John Deere Mexico, S.A. de C.V.	Mexico
John Deere Polska Sp.Zo.o.	Poland
John Deere Receivables, Inc.	Nevada
John Deere S.A. de C.V.	Mexico
John Deere Thibodaux Works, Inc.	Louisiana
John Deere Tianjin International Trading Co. Ltd.	China
John Deere Torreon, S.A. de C.V.	Mexico
Maschinenfabrik Kemper GmbH & Company KG	Germany
Motores John Deere S.A. de C.V.	Mexico
Nortrax Inc.	Delaware
Nortrax Investments, Inc.	Delaware
The Vapormatic Company Limited	United Kingdom
Waratah Forestry Equipment Canada Ltd.	Canada

*                 One hundred and forty consolidated subsidiaries and thirty-four unconsolidated affiliates whose names are omitted, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

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